UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2024

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 484-216-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None (1)

(1) On June 28, 2024, Endo, Inc. common stock was quoted and began trading on the OTCQX® Best Market under the symbol “NDOI.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention & Performance Awards

On September 30, 2024, the Compensation & Human Capital Committee of the Board of Directors (the “Committee”) of Endo, Inc. (the “Company”) approved retention and performance awards (the “Awards”) for certain senior officers and employees of the Company, including Matthew J. Maletta, Executive Vice President, Chief Legal Officer and Secretary, Mark Bradley, Executive Vice President and Chief Financial Officer, Patrick Barry, Executive Vice President and President, Global Commercial Operations, and James Tursi, M.D., Executive Vice President and President, Global Research and Development (collectively, the “Participants”). The Awards provide the Participants the opportunity to receive future cash payments, subject to satisfying the below-described performance-based and time-based vesting conditions. The form of the Awards is attached as Exhibit 10.1 hereto.

The Awards are scheduled to vest on September 30, 2025 (the “Vesting Date”), subject to specific performance-based and time-based conditions. The vesting of seventy percent (70%) of each Award (the “Performance-Based Component”) is conditioned on both (i) the Participant remaining employed by the Company until the Vesting Date and (ii) the Company’s achievement of certain pre-established financial targets (the “Performance Targets”), as measured for the year ended December 31, 2024. The vesting of thirty percent (30%) of each Award (the “Time-Based Component) is conditioned on the Participant remaining employed by the Company until the Vesting Date. If a Participant voluntarily resigns or is terminated by the Company for cause prior to the Vesting Date, their Award will be forfeited in its entirety. If a Participant is terminated by the Company without cause prior to the Vesting Date, (i) the Time-Based Component’s vesting will accelerate and payment will occur as soon as practicable following the termination, and (ii) the Performance-Based Component’s vesting will remain subject to the achievement of the Performance Targets and any payment(s) will not occur until after the Vesting Date.

The total amounts potentially payable pursuant to the Awards are as follows: (i) $514,830 for Mr. Maletta, (ii) $507,259 for Mr. Bradley, (iii) $476,974 for Mr. Barry, (iv) $403,650 for Dr. Tursi and (v) an aggregate of approximately $1,200,000 for the remaining Participants. The Awards are in addition to awards made under other incentive plans in which the Participants participate, including annual cash incentive awards and long-term equity awards. The Company’s Interim Chief Executive Officer, Scott Hirsch, did not receive an Award.

2024 Stock Incentive Plan Award Notices

Additionally, on September 30, 2024, the Committee approved the Form of Employee RSU Award Notice, Form of Director RSU Award Notice and Form of Employee PSU Award Notice, each under the Company’s 2024 Stock Incentive Plan. The form stock incentive plan award notices are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of 2024 Retention and Performance Award Notice.

10.2	Form of Employee RSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

10.3	Form of Director RSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

10.4	Form of Employee PSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: October 4, 2024